UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 16, 2005

                            THE MIDDLEBY CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

   Delaware                      1-9973                       36-3352497
(State or Other         (Commission File Number)            (IRS Employer
Jurisdiction of                                          Identification No.)
Incorporation)

     1400 Toastmaster Drive, Elgin, Illinois                    60120
   (Address of Principal Executive Offices)                   (Zip Code)

                                 (847) 741-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry into a Material Definitive Agreement.

         On December 16, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of The Middleby Corporation (the "Company") took the following actions:

         The Committee adopted The Middleby Corporation Executive Officer Incentive Plan (the "Plan"). The Plan is intended to qualify Awards paid under the Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code. Effectiveness of the Plan is contingent upon shareholder approval of the Plan's material terms, including performance criteria, at the Company's 2006 annual meeting of shareholders. The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.


Eligible Participants - Key employees, including executive officers, selected by the Committee.

Potential Awards - potential Awards established by the Committee at the beginning of each performance period. Performance periods are multi-year periods of varying lengths. Each of four performance periods begins on December 19, 2005; the performance periods end, respectively, on December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009. Awards may be either of two types: (i) Tax Assistance Awards, which may only be made, in the Committee's discretion to the Company's chief executive officer or chief financial officer; and (ii) Special Incentive Awards, which may be made, in the Committee's discretion, to selected key employees, including executive officers. The size of each Special Incentive Award and the selection of applicable shareholder-approved performance criteria are also at the Committee's discretion, subject to a maximum of $2.5 million per Award.

Tax Assistance Awards will be designed to make the participant whole for income taxes which may be imposed upon the lapse of restrictions on certain previously granted restricted shares, subject to a maximum amount of $2.5 million per Award. An amount will be paid with respect to a Tax Assistance Award only if there is a gain in the value of a share of the Company's common stock during the relevant performance period. If an amount becomes payable with respect to a Tax Assistance Award, the calculation of the amount payable with respect to any performance period will be based only on the income taxes payable with respect to gains made after December 19, 2005.

Performance Goals - specific, targeted Company performance goals will be established by the Committee with respect to the Special Incentive Awards. The performance goals will be based on performance criteria approved by shareholders. To the extent permitted by Section 162(m) of the Internal Revenue Code, the Committee will have discretion to adjust performance goals in recognition of certain unusual or extraordinary events and changes in applicable laws, regulations or accounting principles.

Procedures - within ninety (90) days after the beginning of each performance period, the Committee may, in its sole discretion, establish Awards for key employees it selects in accordance with the Plan. After the end of the performance period, before any payments are made with respect to the applicable Awards, the Committee must determine and certify whether any applicable performance goals were attained, with respect to Special Incentive Awards, and whether an increase in the value of the Company's common stock was achieved during the performance period, with respect to Tax Assistance Awards. The Committee must also determine the actual amounts to be paid to a participant with respect to an Award; the Committee, in its sole discretion, may reduce the amount otherwise payable pursuant to an Award..

Item 9.01.     Financial Statements and Exhibits.

               (c)      Exhibits.

Exhibit No.    Description
-----------    --------------------------------------------------------

Exhibit 10.1   The Middleby Corporation Executive Officer Incentive Plan.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THE MIDDLEBY CORPORATION


Dated: December 21, 2005                   By:  /s/ Timothy J. FitzGerald
                                                ------------------------------
                                                Timothy J. FitzGerald
                                                Vice President and
                                                Chief Financial Officer





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                                  Exhibit Index
                                  -------------

Exhibit No.       Description
-----------       -------------------------------------------------------------

Exhibit 10.1      The Middleby Corporation Executive Officer Incentive Plan.